UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2009

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices, including zip code)

(859) 586-0600
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01 Other Events.

On August 14, 2009, Pomeroy IT Solutions, Inc. (the “Company”) entered into a Memorandum of Understanding, together with (a) Company directors David G. Boucher, Ronald E. Krieg, Richard S. Press, Michael A. Ruffolo, Jonathan Starr, Debra E. Tibey and David B. Pomeroy, II, and former director, Keith R. Coogan; (b) Hebron LLC and Desert Mountain Acquisition Co.; and (c) plaintiff Kenneth Hanninen, an alleged stockholder of the Company on behalf of a putative class of the public stockholders of the Company.  The Memorandum of Understanding concerns the settlement of certain litigation  (the “Lawsuit”) relating to the Agreement and Plan of Merger, dated May 19, 2009, as amended by a First Amendment to Agreement and Plan of Merger, dated June 9, 2009, and a Second Amendment to Agreement and Plan of Merger, dated June 20, 2009 (collectively referred to as the “Merger Agreement”), among the Company and Hebron LLC, Desert Mountain Acquisition Co., and, with respect to certain sections of the Merger Agreement only, David B. Pomeroy, II.

As previously reported in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 2, 2009, the Company and the directors named above, along with Hebron LLC and Desert Mountain Acquisition Co., were named as defendants in the complaint for the Lawsuit filed on May 22, 2009 in the Commonwealth of Kentucky Boone Circuit Court by Mr. Hanninen.  The purported class action complaint, which was amended on July 10, 2009, alleges among other things, that the Company’s directors were in breach of their fiduciary duties to stockholders in connection with the Company’s entry into the Merger Agreement.    The amended complaint seeks, among other things, injunctive relief to enjoin the Company and its directors from consummating the transaction contemplated under the Merger Agreement (the “Merger”), along with attorneys' fees and costs.

The Memorandum of Understanding reflects an agreement in principle to settle the Lawsuit.  The settlement includes the Company’s agreement to include certain additional disclosures relating to the Merger in the definitive proxy statement for the meeting of stockholders at which the stockholders will vote on Merger (the “Meeting”).  All of such disclosures are included in the first amendment to the preliminary proxy statement filed by the Company with the SEC on August 20, 2009.  The defendants in the Lawsuit, including the Company, each have denied, and continue to deny, any wrongdoing whatsoever in connection with the Merger, and the Company’s directors expressly maintain that they complied with their fiduciary duties.  The defendants in the Lawsuit, including the Company, believe the Lawsuit is without merit and they entered into the Memorandum of Understanding solely to avoid the burdens and expense of further litigation.  The Memorandum of Understanding is subject to customary conditions including completion of appropriate settlement documentation, completion of due diligence to confirm the fairness of the settlement, approval by the Boone County Circuit Court, and consummation of the Merger.  If the settlement is consummated, the Lawsuit will be dismissed with prejudice and the defendants and other released persons will receive from or on behalf of all record holders and beneficial owners of the Company's common stock on May 20, 2009 through the date of consummation of the Merger a release of all claims relating to the Merger, the Merger Agreement and the transactions contemplated therein, other than rights provided to stockholders under Delaware law to seek appraisal of the value of their shares. Members of the purported plaintiff class will be sent notice of the proposed settlement, and a hearing before the Boone County Circuit Court will be scheduled regarding, among other things, approval of the proposed settlement and any application by plaintiffs’ counsel for an award of attorneys’ fees and expenses.

There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the Boone Circuit Court will approve the settlement even if the parties were to enter into such stipulation or the amount of the attorneys’ fees and expenses that plaintiffs’ counsel may be awarded.  In the event the court does not approve the proposed settlement, the terms of the settlement contemplated under the Memorandum of Understanding may be terminated.

Further Information about the Merger

In connection with the proposed Merger, the Company has filed with the SEC a Schedule 13E-3, a preliminary proxy statement and a first amendment to each such document.  The Company plans to file a definitive proxy statement with the SEC and mail such definitive proxy statement to stockholders of record on the record date for the Meeting.  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and stockholders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by us with the SEC, including the preliminary proxy statements, at the SEC's web site at http://www.sec.gov.  Free copies of the definitive proxy statement, when it becomes available, and our other filings with the SEC may also be obtained from us.  Free copies of our filings may be obtained by directing a request to Pomeroy IT Solutions, Inc., 1020 Petersburg Road, Hebron, KY 41048, Attention: Secretary.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our stockholders with respect to the proposed merger.  Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the definitive proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of our common stock as of August 5, 2009 is also set forth in the first amendment to the preliminary proxy statement filed with the SEC on August 20, 2009.  Additional information regarding the interests of such potential participants may be included in the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Pomeroy IT Solutions, Inc.

Date: August 20, 2009	By:	/s/ Christopher C. Froman
Christopher C. Froman
President and Chief Executive Office